Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ouster Inc. of our report dated March 21, 2025, relating to the financial statements, which appears in Ouster Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 2, 2025